Exhibit 10.18

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty Agreement”) is executed as of June 30, 2017, by ENFORCEMENT VIDEO, LLC, a Texas limited liability company (together with such Person’s permitted successors and permitted assigns, being hereinafter referred to as “Guarantor”), in favor of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, being hereinafter referred to as “Administrative Agent”), for the benefit of Administrative Agent and each of the Lenders (defined below) and any other Secured Parties.

INTRODUCTORY PROVISIONS:

A. 420 E Exchange Parkway, LLC, a Texas limited liability company (“Borrower”) may, from time to time, be indebted to Lenders pursuant to that certain Credit Agreement dated as of June 30, 2017, (as it has been and may further be amended, restated or modified from time to time, the “Credit Agreement”) by and among Borrower, the lenders from time to time party thereto (collectively, “Lenders” and individually, a “Lender”), and Administrative Agent.

B. It is expressly understood among Borrower, Guarantor, Administrative Agent and Lenders that the execution and delivery of this Guaranty Agreement is a condition precedent to each Lender’s obligation to make loans or extend credit under the Credit Agreement and is an integral part of the transactions contemplated thereby.

C. Guarantor is the beneficial owner of a direct or indirect interest in Borrower, and the value of the consideration and benefit received and to be received by Guarantor, directly or indirectly, as a result of Lender’s extension of credit to Borrower is a substantial and direct benefit to Guarantor. The value of the consideration and benefit received and to be received by Guarantor, directly or indirectly, as a result of Lenders’ extension of credit to Borrower is a substantial and direct benefit to Guarantor.

D. Borrower and any Lender or an Affiliate of such Lender may from time to time enter into a Hedge Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to Administrative Agent, Lenders and any other Secured Party the prompt payment and performance of the Guaranteed Obligations, this Guaranty Agreement being upon the following terms and conditions:

1. Definitions. Any capitalized term used in this Guaranty Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. In addition, the following terms have the following meanings:

“Borrower” means 420 E Exchange Parkway, LLC, a Texas limited liability company, and without limitation, Borrower’s successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Guaranteed Indebtedness” means all “Obligations” as defined in the Credit Agreement.

“Guaranteed Obligations” means the Guaranteed Indebtedness and the Guaranteed Performance Obligations.

“Guaranteed Performance Obligations” means all of the obligations of Borrower and Guarantor under the Loan Documents other than an obligation to pay money.

2. Payment. Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, by lapse of time, by acceleration of maturity, demand or otherwise, and at all times thereafter, of the Guaranteed Indebtedness. This Guaranty Agreement covers the Guaranteed Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced under the Loan Documents by Administrative Agent or any Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Indebtedness in full without assistance or support from Borrower or any other party. Guarantor agrees that if all or any part of the Guaranteed Indebtedness shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, Guarantor shall, immediately upon demand by Administrative Agent, pay the amount due on the Guaranteed Indebtedness to Administrative Agent, for the benefit of Lenders, at Administrative Agent’s address as set forth in the Credit Agreement. Any such demand may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Indebtedness, and may be made from time to time with respect to the same or different items of Guaranteed Indebtedness. Any such demand shall be made, given and received in accordance with the notice provisions in Section 18 hereof.

3. Performance. Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the timely performance of the Guaranteed Performance Obligations. Subject to Section 18 hereof, if any of the Guaranteed Performance Obligations of Borrower are not satisfied or complied with in any respect whatsoever, and without the necessity of any notice from Administrative Agent or any Lender to Guarantor, Guarantor agrees to indemnify and hold Administrative Agent and each Lender harmless from any and all loss, cost, liability or expense that Administrative Agent or such Lender may suffer by any reason of any such non-performance or non-compliance. The obligations and liability of Guarantor under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty Agreement.

4. Primary Liability of Guarantor.

(a) This Guaranty Agreement is an absolute, irrevocable and unconditional guaranty of payment and performance. Guarantor is and shall be liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty Agreement, as a primary obligor.

(b) In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Administrative Agent, for the benefit of Lenders, without notice or demand of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Administrative Agent or any Lender in order to enforce such payment and performance by Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or any other Person liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of Administrative Agent or any Lender against any collateral or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c) Suit may be brought or demand may be made against Guarantor or any other guaranty in favor of Administrative Agent, for the benefit of Lenders, covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or any Lender against Guarantor. Any time that Administrative Agent is entitled to exercise its rights or remedies hereunder, Administrative Agent may in its sole discretion elect to demand payment and/or performance. If Administrative Agent elects to demand performance, then it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Administrative Agent elects to demand payment, then it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

5. Other Guaranteed Obligations. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not in any manner be impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Administrative Agent or any Lender may ever have against Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by Administrative Agent or any Lender.

6. Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations and any amounts payable under this Guaranty Agreement have been paid and performed in full (other than contingent obligations for which no claim has been asserted) and any commitments of Lenders with respect to the Guaranteed Obligations are terminated, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification or contribution arising from the existence or performance of this Guaranty Agreement or any of the Loan Documents. This waiver is given to induce Lenders to make the Loans to Borrower.

7. Subordinated Debt. All indebtedness, liabilities, and obligations of each Obligated Party to Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full (other than contingent obligations for which no claim has been asserted) and all commitments to lend under the Loan Documents have terminated, Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default exists before or after giving effect thereto; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Administrative Agent, for the benefit of Lenders, and forthwith turn it over to Administrative Agent in the form received, to be applied to the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

8. Obligations Not to be Diminished. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to Administrative Agent or any Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or Lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of Administrative Agent or any Lender to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate, partnership, or limited liability company, as applicable, existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor (other than payment or performance in full).

9. Waivers. Guarantor waives, to the extent permitted by law, for the benefit of Administrative Agent and each Lender: (a) any right to revoke this Guaranty Agreement with respect to future indebtedness under the Loan Documents; (b) any right to require Administrative Agent or any Lender to do any of the following before Guarantor is obligated to pay the Guaranteed Obligations or before Administrative Agent or any Lender may proceed against Guarantor: (i) sue or exhaust remedies against Borrower or any other guarantors or obligors; (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies or (iii) enforce rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of Administrative Agent’s or any Lender’s enforcement of rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (d) if both Guarantor and Borrower or any other Person have pledged assets to secure the Guaranteed Obligations, any right to require Administrative Agent or any Lender to proceed first against any such other collateral before proceeding against any collateral pledged by Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness under the Loan Documents, notice of any suit or other action by Administrative Agent or any Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty Agreement; (f) (i) any principles or provisions of law, statutory, or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof; and (iii) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto; and (g) each of the foregoing rights or defenses regardless whether they arise under (i) Section 43.001-005 of the Tex. Civ. Prac. & Rem. Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise; and (v) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

10. Termination; Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid and performed in full (other than contingent obligations for which no claim has been asserted). If at any time any payment of the principal of or interest or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, then Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

11. Stay of Acceleration. Should Borrower voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant), all Guaranteed Obligations shall nonetheless be payable by Guarantor immediately if requested by Administrative Agent.

12. Representations and Warranties. Guarantor represents and warrants that: (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty Agreement, and all necessary authority has been obtained; (b) this Guaranty Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights and the application of general principles of equity; (c) the making and performance of this Guaranty Agreement does not violate the provisions of any applicable law, regulation or order, and does not result in the breach of, or constitute a default or require any consent (that has not been obtained) under, any material agreement, instrument, or document to which Guarantor is a party or by which it or any of its property may be bound or affected; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty Agreement have been obtained or made and are in full force and effect; (e) by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty Agreement is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty Agreement; and (f) Guarantor has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement, and Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and Guarantor is not relying upon Administrative Agent or any Lender to provide (and neither Administrative Agent nor any Lender shall have any duty to provide) any such information to Guarantor either now or in the future.

13. Covenants. So long as this Guaranty Agreement remains in full force and effect, Guarantor shall:

(a) Furnish to Administrative Agent such information concerning Guarantor, Borrower or any other Person under the control of Guarantor as required under the Credit Agreement or as Administrative Agent may reasonably request; and

(b) Obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to Administrative Agent.

(c) No Fraudulent Transfer. It is the intention of Guarantor, Administrative Agent, and Lenders that the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty Agreement shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty Agreement shall be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 13 are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty Agreement, the term “applicable law” means as to Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or governmental authority applicable to Guarantor.

14. Successors and Assigns. This Guaranty Agreement is for the benefit of Administrative Agent, Lenders, and their respective successors and assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Credit Agreement, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding on Guarantor and its successors and permitted assigns; provided that, Guarantor may not assign its obligations under this Guaranty Agreement without obtaining the prior written consent of Administrative Agent, and any assignment purported to be made without the prior written consent of Administrative Agent shall be null and void.

15. Credit Agreement. Guarantor shall comply with, perform, and be bound by all covenants and agreements in the Loan Documents that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed.

16. Setoff Rights. Administrative Agent, for the benefit of Lenders, shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Obligations or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or any Lender to Guarantor whether or not the Guaranteed Obligations are then due and irrespective of whether or not Administrative Agent or such Lender shall have made any demand under this Guaranty Agreement. As further security for this Guaranty Agreement and the Guaranteed Obligations, Guarantor hereby grants Administrative Agent, for the benefit of Lenders, a security interest in all deposits (general or special, time or demand, provisional or final) other accounts of Guarantor, money, instruments, and other property of Guarantor now or hereafter on deposit with or held by Administrative Agent or any Lender and all other sums at any time credited by or owing from Administrative Agent or any Lender to Guarantor. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent and each Lender may have.

17. Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN

ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF ADMINISTRATIVE AGENT AND EACH LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 12.11 OF THE CREDIT AGREEMENT.

18. Notices. Whenever any notice is required or permitted to be given under the terms of this Guaranty Agreement, the same shall, except as otherwise expressly provided for in this Guaranty Agreement, be given in writing, and sent by: (a) certified mail, return receipt requested, postage pre paid; (b) a national overnight delivery service; (c) hand delivery with written receipt acknowledged; or (d) facsimile, followed by a copy sent in accordance with clause (b) or (c) of this Section 18 sent the same day as the facsimile, in each case to the address or facsimile number (together with a contemporaneous copy to each copied addressee), as applicable, in the case of Guarantor, set forth on the signature page to this Guaranty Agreement, and in the case of Administrative Agent, set forth in the Credit Agreement. Administrative Agent and Borrower shall not conduct communications contemplated by this Guaranty Agreement by electronic mail or other electronic means, except by facsimile transmission as expressly provided in this Section 18 and the use of the phrase “in writing” or the word “written” shall not be construed to include electronic communications except by facsimile transmissions as expressly provided in this Section 18. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or three (3) Business Days after posting if sent by certified mail, return receipt requested; provided that any notice received after 5:00 p.m. Dallas, Texas time on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day.

19. Expenses; Indemnification; Survival. The provisions of Sections 12.1 and 12.2 of the Credit Agreement are incorporated herein by reference and Guarantor agrees that all of the provisions of each such Section are applicable to this Guaranty Agreement as if stated herein. The obligations of Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty Agreement.

20. Amendments; Counterparts. This Guaranty Agreement may be amended only by an instrument in writing executed by Guarantor and Administrative Agent. This Guaranty Agreement may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty Agreement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

21. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR, ADMINISTRATIVE AGENT, AND LENDER EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY ADMINISTRATIVE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY AGREEMENT OR THE OTHER LOAN DOCUMENTS.

22. FINAL AGREEMENT. THIS GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

EXECUTED as of the first date herein set forth.

GUARANTOR:

ENFORCEMENT VIDEO, LLC, a Texas limited liability company

By:	/s/ David Walker
David Walker
Chief Financial Officer

Address of Guarantor:

415 Century Parkway
Allen, Texas 75013
Fax No.: 972-422-7218
Telephone No.: 972-608-3028
Attention: David Walker

Signature Page to

Guaranty Agreement